Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 25, 2009, with respect to the consolidated financial statements, schedules and internal control over financial reporting included in the Annual Report of Federal Realty Investment Trust on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Federal Realty Investment Trust on Forms S-3 (File No. 333-100819 effective 11/30/2005, File No. 333-84210 effective 04/26/2002, File No. 333-97945 effective 08/12/2002, File No. 333-63619 effective 11/18/2002, File No. 033-63687 effective 03/06/1998, File No. 033-63955 effective 11/03/1995, File No. 033-15264 effective 08/04/1987, File No. 333-142231 effective 01/10/2008, File No. 333-120498 effective 11/15/2004, File No. 333-124195 effective 04/20/2005, File No. 333-125467 effective 06/03/2005 and File No. 333-135159 effective 12/21/2007) and on Forms S-8 (File No. 333-60364 effective 05/07/2001, File No. 333-63617 effective 09/17/1998, File No. 333-147080 effective 11/01/2007 and File No. 333-147081 effective 11/01/2007).

/s/ GRANT THORNTON LLP

McLean, Virginia

February 25, 2009